Exhibit 4. 1

THE WARRANT EVIDENCED OR CONSTITUTED HEREBY, AND ALL SHARES OF COMMON STOCK DELIVERABLE UPON EXERCISE HEREUNDER, HAVE BEEN AND WILL BE ISSUED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“THE ACT”) AND MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED, PLEDGED OR HYPOTHECATED WITHOUT REGISTRATION UNDER THE ACT UNLESS EITHER (A) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED IN CONNECTION WITH SUCH DISPOSITION OR (B) THE SALE OF SUCH SECURITIES IS MADE PURSUANT TO SECURITIES AND EXCHANGE COMMISSION RULE 144.

Date: June 15, 2007

WARRANT TO PURCHASE COMMON STOCK

OF

PRO ELITE, INC.

(Subject to Adjustment)

THIS CERTIFIES THAT, for value received, Mark Burnett (“Holder”), is entitled, subject to the terms and conditions of this Warrant, to purchase up to Seventeen Million (17,000,000) shares of common stock, par value $0.0001 per share (the “Warrant Shares”), of Pro Elite, Inc., a New Jersey corporation (the “Company”), at an exercise price per share equal to $3.00 (the “Purchase Price”), subject to the terms and conditions herein. This Warrant is issued pursuant to the binding agreement related to a reality show dated as of June 15, 2007 (the “Agreement”) between JMBP, Inc. (“MBP”) and the Company. (Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.) This Warrant is divided into Nine Tranches, each with the number of Warrant Shares as described on Schedule A hereto. Both the number of Warrant Shares and the Purchase Price are subject to adjustment and change as provided herein. The Warrant and any Warrant Shares issued upon exercise of this Warrant are subject to forfeiture if a License Agreement is not entered into within the one-year period following the Effective Date.

1. CERTAIN DEFINITIONS. As used in this Warrant, the following terms shall have the following respective meanings:

“1933 Act” shall mean the Securities Act of 1933, as amended.

“Change of Control” shall mean change in ownership or control of the Company in connection with an acquisition of the Company effected through any of the following transactions: (i) a merger, consolidation or other reorganization or a sale (or series of related sales) of securities by securityholders of the Company as a result of which securities representing more than 50% of the total combined voting power of the Company’s outstanding securities become beneficially owned, directly or indirectly, by a person or related group of persons (other than a person or related group of persons that, immediately prior to such transaction, directly or indirectly controlled, was controlled by, or was under common control with, the Company); or (ii) a sale, transfer or other disposition of all or substantially all of the Company’s assets to any person or related group of persons (other than a person or related group of persons that, immediately prior to such transaction, directly or indirectly controlled, was controlled by, or was under common control with, the Company).

“Common Stock” shall mean the Common Stock of the Company and any other securities at any time receivable or issuable upon exercise of this Warrant.

“Common Stock Deemed Outstanding” shall mean the number of shares of Common Stock actually outstanding as of a given date, plus the number of shares of Common Stock which could be obtained through the exercise or conversion of all other outstanding rights, options and convertible securities on the day immediately preceding the given date.

“Derivative Pay-Per-View Event” means a pay-per-event in which at least one of the top two fighters appearing in the main event of the pay-per-view event is or was a contestant on the Series.

"Convertible Securities" shall mean any securities or other obligations issued or issuable by the Company or any affiliate thereof that are exercisable or exchangeable for, or convertible into, Common Stock.

“Effective Date” shall mean June 15, 2007.

“Excluded Securities” shall mean securities issued as compensation for bona fide services or in connection with acquisitions.

“Expiration Date” for a particular Tranche of Warrants shall mean the latest to occur of (i) the date which is six years from the Effective Date, (ii) the date which is one year after the Vesting Date of any such Tranche, and (iii) the date which is one year after the expiration (assuming exercise of any extension options) of the term of the License Agreement.

"Options" shall mean options, warrants or similar rights to purchase Common Stock or Convertible Securities.

“Permitted Transferee” shall have the meaning set forth in the Subscription Agreement entered into as of the date hereof between the Company and the Holder.

“Season” shall mean a season of the Series (consisting of at least 26 episodes aired prime time) broadcast on a Network or Cable Broadcaster.

“Vesting Date” shall mean, subject to Section 2.5, with respect to any Tranche, the Vesting Date set forth on Schedule A with respect to that Tranche.

“SEC” shall mean the Securities and Exchange Commission.

2. EXERCISE OF WARRANT

2.1 Payment. Subject to compliance with the terms and conditions of this Warrant and applicable securities laws, this Warrant may be exercised, in whole or in part at any time or from time to time, during the period beginning on and including the Vesting Date for an applicable Tranche and ending on and including the Expiration Date for such Tranche by the delivery (including, without limitation, delivery by facsimile) of the form of Notice of Exercise attached hereto as Exhibit 1 (the “Notice of Exercise”), duly executed by the Holder, at the address of the Company as set forth herein, and as soon as practicable after such date,

(a) surrendering this Warrant at the address of the Company, and

(b) providing payment, by check or by wire transfer, of an amount equal to the product obtained by multiplying the number of shares of Common Stock being purchased upon such exercise by the then effective Purchase Price (the “Exercise Amount”).

2.2 Net Exercise.

2.2.1 In lieu of the payment of the Exercise Price in cash, the Holder may elect to exchange all or some of the Warrant for the number of Warrant Shares computed using the following formula:

X = Y (A-B)
            A

Where X = the number of Warrant Shares to be issued to the Holder.

Y = the number of Warrant Shares being exercised (as adjusted to the date of such calculation).

A = the Market Price on the date of exercise

B = the Exercise Price of the Warrant on the date of exercise

2.2.2 The “Market Price” on any trading day shall be deemed to be the last reported sale price of a Warrant Share on such day, or, in the case no such reported sales take place on such day, the last reported sale price on the preceding trading day on which there was a last reported sales price, as officially reported by the principal securities exchange in which the Warrant Shares are listed or admitted to trading or by the Nasdaq Stock Market, or if the Warrant Shares are not listed or admitted to trading on any national securities exchange or the Nasdaq Stock Market, the last sale price, or if there is no last sale price, the closing bid price, as furnished by the National Association of Securities Dealers, Inc. (such as through the OTC Bulletin Board) or a similar organization

2.2.3 If the Market Price cannot be determined pursuant to Section 2.2.2, the parties shall endeavor to agree upon a Market Price. If the parties cannot agree on the Market Price within 10 days of the date of exercise, the parties shall engage a third party experienced in valuing stock of private companies (the “Valuation Consultant”) to determine the Market Value, and the Company shall use its reasonable best efforts to cause the Valuation Consultant to complete the valuation within 15 days. If the result of such valuation is not acceptable to Holder, Holder in his sole discretion may rescind his exercise of the Warrant by giving written notice to the Company.

2.3 Common Stock Certificates; Fractional Shares. As soon as practicable on or after the date of an exercise of this Warrant, the Company shall deliver to the person or persons entitled to receive the same a certificate or certificates for the number of whole shares of Common Stock issuable upon such exercise. No fractional shares or scrip representing fractional shares of Common Stock shall be issued upon an exercise of this Warrant.

2.4 Partial Exercise: Effective Date of Exercise. In case of any partial exercise of this Warrant, the Holder and the Company shall cancel this Warrant upon surrender hereof and shall execute and deliver a new Warrant of like tenor and date for the balance of the shares of Common Stock purchasable hereunder. This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above. The Company acknowledges that the person entitled to receive the shares of Common Stock issuable upon exercise of this Warrant shall be treated for all purposes as the holder of record of such shares as of the close of business on the date the Holder is deemed to have exercised this Warrant.

2.5 Change of Control. Notwithstanding anything herein to the contrary, immediately upon a Change of Control, all of the Warrants in Tranches One, Two and Three shall become immediately vested and exercisable.

3. TAXES. The Company shall pay all taxes and other governmental charges that may be imposed in respect of the delivery of shares upon exercise of this Warrant; provided, however, that the Company shall not be required to pay any tax or other charge imposed in connection with any transfer involved in the delivery of any certificate for shares of Common Stock in any name other than that of the Holder of this Warrant, and in such case the Company shall not be required to deliver any stock certificate until such tax or other charge has been paid, or it has been established to the Company’s reasonable satisfaction that no tax or other charge is due.

4. ADJUSTMENT OF PURCHASE PRICE AND NUMBER OF COMMON STOCK. The number of shares of Common Stock deliverable upon exercise of this Warrant, or any shares of stock or other securities or property receivable upon exercise of this Warrant (“Warrant Substitutes”) and the Purchase Price are subject to adjustment upon occurrence of the following events:

4.1 Adjustment for Stock Splits, Stock Subdivisions or Combinations of Shares of Common Stock. The Purchase Price of this Warrant shall be proportionally decreased and the number of shares of Common Stock or Warrant Substitutes deliverable upon exercise of this Warrant shall be proportionally increased to reflect any stock split or subdivision of the Company’s Common Stock. The Purchase Price of this Warrant shall be proportionally increased and the number of shares of Common Stock or Warrant Substitutes deliverable upon exercise of this Warrant shall be proportionally decreased to reflect any combination of the Company’s Common Stock.

4.2 Adjustment for Dividends or Distributions of Stock or Other Securities or Property. In case the Company shall make or issue, or shall fix a record date for the determination of eligible holders entitled to receive, a dividend or other distribution with respect to the Common Stock or Warrant Substitutes payable in (a) securities of the Company or (b) assets (excluding cash dividends paid or payable solely out of retained earnings), then, in each such case, the Registered Holder of this Warrant on exercise hereof at any time after the consummation, effective date or record date of such dividend or other distribution, shall receive, in addition to the shares of Common Stock (or such other stock or securities) issuable on such exercise prior to such date, and without the payment of additional consideration therefore, the securities or such other assets of the Company to which such Holder would have been entitled upon such date if such Holder had exercised this Warrant immediately prior to such making, issuance or record date.

4.3 Reclassification, Conversion. If the Company, by reclassification or conversion of securities or otherwise, shall change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable if this Warrant had been exercised immediately prior to such reclassification or conversion or other change and the Purchase Price therefore shall be appropriately adjusted, all subject to further adjustment as provided in this Section 4.

4.4 Adjustment for Capital Reorganization. Merger or Consolidation. In case of any capital reorganization of the capital stock of the Company (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), or any merger or consolidation of the Company with or into another corporation, or the sale of all or substantially all the assets of the Company then, and in each such case, as a part of such reorganization, merger, consolidation, sale or transfer, lawful provision shall be made so that the Holder of this Warrant shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the Purchase Price then in effect, the number of shares of stock or other securities or property of the successor corporation resulting from such reorganization, merger, consolidation, sale or transfer that a holder of the shares deliverable upon exercise of this Warrant would have been entitled to receive in such reorganization, consolidation, merger, sale or transfer if this Warrant had been exercised immediately before such reorganization, merger, consolidation, sale or transfer, all subject to further adjustment as provided in this Section 4. The foregoing provisions of this Section 4.4 shall similarly apply to successive reorganizations, consolidations, mergers, sales and transfers and to the stock or securities of any other corporation that are at the time receivable upon the exercise of this Warrant. In all events, appropriate adjustment (as determined in good faith by the Company’s Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the transaction, to the end that the provisions of this Warrant shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant.

4.5 Adjustment upon Issuance of Common Stock. If the Company issues or sells, or in accordance with this Section 4 is deemed to have issued or sold, any shares of Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Company, but excluding shares of Common Stock comprising Excluded Securities for a consideration per share (the “New Issuance Price”) less than a price equal to the Exercise Price in effect (the “Applicable Price”) immediately prior to such issue or sale or deemed issuance or sale (the foregoing a “Dilutive Issuance”), then immediately after such Dilutive Issuance, the Exercise Price then in effect shall be reduced to an amount equal to the product of (x) the Applicable Price and (y) the quotient of (1) the sum of (I) the product of the Applicable Price and the number of shares of Common Stock Deemed Outstanding immediately prior to such Dilutive Issuance and (II) the consideration, if any, received by the Company upon such Dilutive Issuance, divided by (2) the product of (I) the Applicable Price multiplied by (II) the number of shares of Common Stock Deemed Outstanding immediately after such Dilutive Issuance. Upon each such adjustment of the Exercise Price hereunder, the number of Warrant Shares shall be adjusted to the number of shares of Common Stock determined by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares acquirable upon exercise of this Warrant immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment. For purposes of determining the adjusted Exercise Price under this Section 4.5, the following shall be applicable:

4.5.1 Issuance of Options. If the Company in any manner grants any Options (not including Excluded Securities) and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share. For purposes of this Section 4.5.1, the “lowest price per share for which one share of Common Stock is issuable upon exercise of such Options or upon conversion, exercise or exchange of such Convertible Securities” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the granting or sale of the Option, upon exercise of the Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option. In the event of the reduction of the exercise price of any such Option (or the conversion, exercise or exchange price of any related Convertible Security), the adjustments set forth in this Section 4.5 shall be recomputed, taking into account such lower price. No further adjustment of the Exercise Price or number of Warrant Shares shall be made upon the actual issuance of such Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such Common Stock upon conversion, exercise or exchange of such Convertible Securities.

4.5.2 Issuance of Convertible Securities. If the Company in any manner issues or sells any Convertible Securities (not including Excluded Securities) and the lowest price per share for which one share of Common Stock is issuable upon the conversion, exercise or exchange thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this Section 4.5.2, the “lowest price per share for which one share of Common Stock is issuable upon the conversion, exercise or exchange” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to one share of Common Stock upon the issuance or sale of the Convertible Security and upon conversion, exercise or exchange of such Convertible Security. In the event of the reduction of the conversion, exercise or exchange price of any Convertible Security, the adjustments set forth in this Section 4.5 shall be recomputed, taking into account such lower price. No further adjustment of the Exercise Price or number of Warrant Shares shall be made upon the actual issuance of such Common Stock upon conversion, exercise or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of this Warrant has been or is to be made pursuant to other provisions of this Section 4.5, no further adjustment of the Exercise Price or number of Warrant Shares shall be made by reason of such issue or sale.

4.5.3 Applicability of Section 4.5. The provisions of Section 4.5 shall extend to the earlier to occur of twelve months from the date hereof and the date, if any, when an aggregate of 500,000 shares of the Company’s Common Stock trade (based on the sale price thereof) on the applicable trading market above $3 (as the number of shares and price may be adjusted for any events listed in Sections 4.1, 4.2, 4.3 and 4.4).

5. LOSS OR MUTILATION. Upon receipt of evidence reasonably satisfactory the Company of the ownership of and the loss, theft, destruction or mutilation of this Warrant, and of indemnity reasonably satisfactory to him, and (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will cause to be executed and delivered in lieu thereof a new Warrant of like tenor as the lost, stolen, destroyed or mutilated Warrant.

6. REPRESENTATION AND COVENANT. The Company hereby covenants that all shares issuable upon exercise of this Warrant, when delivered upon such exercise, shall be validly issued, fully paid and nonassessable and free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale and free and clear of all preemptive rights, except encumbrances or restrictions arising under federal or state securities laws. Further, the Company hereby covenants to reserve such number of authorized but unissued shares of Common Stock as needed for issuance upon exercise of this Warrant.

7. TRANSFER. This Warrant may not be transferred by the Holder without the prior written consent of the Company, provided, however, that Holder may transfer this Warrant, or any portion of this Warrant, to any Permitted Transferee. In the event of a transfer permitted pursuant to this Section 7 or to which the Company has previously consented in writing, this Warrant and all rights hereunder may be transferred by the Holder upon delivery of the form of Assignment attached hereto as Exhibit 2 (the “Assignment”), duly executed by the Holder, surrender of this Warrant properly endorsed at the address of the Company and payment of any necessary transfer tax or other governmental charge imposed upon such transfer. Upon any partial transfer, the Holder and Company will cause to be issued and delivered to the Holder a new Warrant or Warrants with respect to the portion of this Warrant not so transferred. Each taker and holder of this Warrant, by taking or holding the same, consents and agrees that when this Warrant shall have been so endorsed, the person in possession of this Warrant may be treated by the Company, and all other persons dealing with this Warrant, as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented hereby, any notice to the contrary notwithstanding; provided, however that until a transfer of this Warrant is duly registered on the books of the Company, the Company may treat the Holder hereof as the owner for all purposes.

8. RESTRICTIONS ON TRANSFER. The Holder, by acceptance hereof, agrees that, absent an effective registration statement filed with the SEC under the 1933 Act, covering the disposition or sale of this Warrant or the Common Stock issued or issuable upon exercise hereof or the Common Stock issuable upon conversion thereof, as the case may be, and registration or qualification under applicable state securities laws, such Holder will not sell, transfer, pledge, or hypothecate any or all such Warrants or Common Stock, as the case may be, unless either (i) the Company has received an opinion of counsel, in form and substance reasonably satisfactory to the Company, to the effect that such registration is not required in connection with such disposition or (ii) the sale of such securities is made pursuant to SEC Rule 144.

9. COMPLIANCE WITH SECURITIES LAWS. By acceptance of this Warrant, the Holder hereby represents, warrants and covenants that he/she/it is an “accredited investor” as that term is defined under Rule 501 of Regulation D, that any shares of stock purchased upon exercise of this Warrant or acquired upon conversion thereof shall be acquired for investment only and not with a view to, or for sale in connection with, any distribution thereof, that the Holder has had such opportunity as such Holder has deemed adequate to obtain from representatives of the Company such information as is necessary to permit the Holder to evaluate the merits and risks of its investment in the Company; that the Holder is able to bear the economic risk of holding such shares as may be acquired pursuant to the exercise of this Warrant for an indefinite period; that the Holder understands that the shares of stock acquired pursuant to the exercise of this Warrant or acquired upon conversion thereof will not be registered under the 1933 Act (unless otherwise required pursuant to exercise by the Holder of the registration rights, if any, previously granted to the Holder) and will be “restricted securities” within the meaning of Rule 144 under the 1933 Act and that the exemption from registration under Rule 144 will not be available for at least one year from the date of exercise of this Warrant, and even then will not be available unless a public market then exists for the stock, adequate information concerning the Company is then available to the public, and other terms and conditions of Rule 144 are complied with; and that all stock certificates representing shares of stock issued to the Holder upon exercise of this Warrant or upon conversion of such shares may have affixed thereto a legend substantially in the following form:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

10. NO RIGHTS OR LIABILITIES AS STOCKHOLDERS. This Warrant shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company. In the absence of affirmative action by such Holder to purchase Common Stock by exercise of this Warrant, no provisions of this Warrant, and no enumeration herein of the rights or privileges of the Holder hereof shall cause such Holder hereof to be a stockholder of the Company for any purpose.

11. NOTICES. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, return receipt requested, or by telecopier, or by email or otherwise delivered by hand or by messenger, addressed or telecopied to the person to whom such notice or communication is being given at its address set forth after its signature hereto. In order to be effective, a copy of any notice or communication sent by telecopier or email must be sent by registered or certified mail, postage prepaid, return receipt requested, or delivered personally to the person to whom such notice or communication is being at its address set forth after its signature hereto. If notice is provided by mail, notice shall be deemed to be given five (5) business days after proper deposit with the United States mail or nationally recognized overnight courier, or immediately upon personally delivery thereof, to person to whom such notice or communication is being at such address. If notice is provided by telecopier, notice shall be deemed to be given upon confirmation by the telecopier machine of the receipt of such notice at the telecopier number provided below. If notice is provided by email, notice shall be deemed to be given upon confirmation by the sender’s email program of the receipt of such notice at the email address provided after the signature of the person to whom such notice or communication is being. The addresses set forth after the signature hereto may be changed by written notice complying with the terms of this Section 11.

12. HEADINGS. The headings in this Warrant are for purposes of convenience in reference only, and shall not be deemed to constitute a part hereof.

13. LAW GOVERNING. This Warrant shall be construed and enforced in accordance with, and governed by the internal laws of the State of California, without giving effect to the principles of conflicts of law.

14. NOTICES OF RECORD DATE. In case:

14.1 the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time receivable upon the exercise of this Warrant), for the purpose of entitling them to receive any dividend or other distribution, or any right to subscribe for or purchase any shares of stock of any class or any other securities or to receive any other right; or

14.2 of any consolidation or merger of the Company with or into another corporation, any capital reorganization of the Company, any reclassification of the capital stock of the Company, or any conveyance of all or substantially all of the assets of the Company to another corporation in which holders of the Company’s stock are to receive stock, securities or property of another corporation; or

14.3 of any voluntary or involuntary dissolution, liquidation or winding-up of the Company; or

14.4 of any redemption of any outstanding capital stock of the Company; then, and in each such case, the Company will mail or cause to be mailed to the Holder of this Warrant a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, or (ii) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation, winding-up, redemption or conversion is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such stock or securities as at the time are receivable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up. Such notice shall be delivered at least thirty (30) days prior to the date therein specified.

15. SEVERABILITY. If any term, provision, covenant or restriction of this Warrant is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Warrant shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

16. COUNTERPARTS. For the convenience of the parties, any number of counterparts of this Warrant may be executed by the parties hereto and each such executed counterpart shall be, and shall be deemed to be, an original instrument.

17. SATURDAYS, SUNDAYS AND HOLIDAYS. If any Expiration Date falls on a Saturday, Sunday or legal holiday, such Expiration Date shall automatically be extended until 5:00 p.m. on the next business day.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer.

PRO ELITE, INC. By:__________________________________ Name: Title:
Address for Notices: 12100 Wilshire Boulevard, Suite 800 Los Angeles, CA 90025 Fax: Email:

SIGNATURE PAGE TO WARRANT

Exhibit 4. 1

SCHEDULE A TO WARRANT

TRANCHE	NUMBER OF WARRANT SHARES	VESTING DATE*
One	2,000,000 shares	Effective Date
Two	2,000,000 shares	500,000 shares to be vested on each of the first, second, third and fourth anniversary of the Effective Date.
Three	2,000,000 shares	The date of execution of a License Agreement.
Four	1,000,000 shares	The date that the first episode of the Series is broadcast on a Network or Cable Broadcaster.
Five	1,000,000 shares	The last day of the first Season.
Six	2,000,000 shares	The last day of the second Season.
Seven	4,000,000 shares	1,333,333 shares to be vested on the last day of each of third, fourth and fifth Seasons, respectively.
Eight	2,000,000 shares	1,000,000 shares to be vested on the date of broadcast of each of the first two Derivative Pay-Per-View Events.
Nine	1,000,000 shares	500,000 shares to be vested on the date of broadcast of each of the next two Derivative Pay-Per-View Events.

*Vesting Date of each Tranche subject to acceleration per the definition of “Vesting Date.”

EXHIBIT 1

NOTICE OF EXERCISE

(To be executed upon exercise of Warrant)

_________________	WARRANT NO. ___

The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant Certificate for, and to purchase thereunder, securities of Pro Elite, Inc., as provided for therein, and (check the applicable box):

☐	Tenders herewith payment of the exercise price in full in the form of cash or a certified or official bank check in same-day funds in the amount of $____________ for _________ such securities.

Please issue a certificate or certificates for such securities in the name of, and pay any cash for any fractional share to (please print name, address and social security number):

Name:

Address:

Signature:

Note: The above signature should correspond exactly with the name on the first page of this Warrant Certificate or with the name of the assignee appearing in the assignment form below.

If said number of shares shall not be all the shares purchasable under the within Warrant Certificate, a new Warrant Certificate is to be issued in the name of said undersigned for the balance remaining of the shares purchasable thereunder rounded up to the next higher whole number of shares.

Exhibit 4. 1

EXHIBIT 2

ASSIGNMENT

(To be executed only upon assignment of Warrant Certificate)	WARRANT NO.___

For value received, hereby sells, assigns and transfers unto ________________________ the within Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ______________________________ attorney, to transfer said Warrant Certificate on the books of the within-named Company with respect to the number of Warrants set forth below, with full power of substitution in the premises:

Name(s) of Assignee(s)	Address	# of Warrants

And if said number of Warrants shall not be all the Warrants represented by the Warrant Certificate, a new Warrant Certificate is to be issued in the name of said undersigned for the balance remaining of the Warrants registered by said Warrant Certificate.

Dated:___________________, 200_

Signature:_____________________

Notice: The signature to the foregoing Assignment must correspond to the name as written upon the face of this security in every particular, without alteration or any change whatsoever.